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                                                                   EXHIBIT 10.03


                                OPTION AGREEMENT


            THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of __________ ____, 1998, by and among ________________ ("Stockholder"),
NYSERNet.net, Inc. ("NYSERNet") and IXC Internet Services, Inc., a Delaware corporation ("IXC"), and Grumman Hill Investments III, L.P. ("Grumman Hill" or "GHI", and together with IXC, "Purchasers").

            A. Pursuant to that certain Stock Purchase Agreement of even date herewith by and among AppliedTheory Communications, Inc., a New York corporation ("ATC"), IXC, Grumman Hill, NYSERNet and certain stockholders (including Stockholder) of ATC (the "Stock Purchase Agreement"), Purchasers are purchasing certain shares of common stock of ATC.

            B. The parties hereto hereby acknowledge that none of them would be willing to enter into the transactions contemplated by the Stock Purchase Agreement without the execution and delivery of this Agreement at the closing of the transactions contemplated by the Stock Purchase Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations, warranties and promises set forth herein, the parties hereto agree as follows:

ARTICLE I
THE PUT OPTION

            SECTION 1.1 THE PUT OPTION. During the Initial Option Period defined below, the Stockholder shall have the option (the "Put Option"), in Stockholder's own discretion, to sell _____ shares of Common stock of ATC held by Stockholder (the "Stock"), either directly or through one or more trusts established for the benefit of himself or family members, for the Purchase Price defined below to Purchasers (two-thirds to IXC, one-third to Grumman Hill). This option cannot be revoked by Purchasers without the consent of Stockholder.

            SECTION 1.2 INITIAL OPTION PERIOD. The "Initial Option Period" shall begin on the thirteen month anniversary of the execution of this Agreement and shall end on the twenty-sixth month anniversary of the execution of this agreement.

            SECTION 1.3 PURCHASE PRICE. The "Purchase Price" shall be $22.0290 per share.

            SECTION 1.4 EXERCISE OF PUT OPTION. Stockholder may exercise the Put Option in whole or in part on one or more occasions during the Initial Period by written notice to Purchasers at the address set forth in the Stock Option Agreement. On or before
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20 business days from the date of such notice, each Purchaser shall pay the
Stockholder for the Stock, with such Purchaser paying a pro-rata share of the Purchase Price in (two-thirds IXC, one-third Grumman Hill). The date of such payment is referred to as the "Put Option Closing". Stockholder agrees that, upon such payment, without further action on Stockholder's part, IXC will become the sole legal and beneficial owner of two-thirds of the shares of Stock and Grumman Hill will become the sole legal and beneficial owner of one-third of the shares of Stock. Stockholder covenants to sell and transfer to Purchasers all right, title and interest in and to the Stock, free and clear of all liens, claims, charges, encumbrances, restrictions, liabilities, obligations, rights or interests of others of any kind. From and after the receipt of payment by Stockholder as set forth above, Stockholder shall cease to have any rights with respect to the Stock.


THE CALL OPTION

THE CALL OPTION. During the Subsequent Option Period defined below, Purchasers shall have the option (the "Call Option"), in their discretion, to purchase the Stock held by the Stockholder for the Purchase Price per share. This Call Option can be separately exercised, in whole or in part, by IXC as to two-thirds of the shares of Stock and by Grumman Hill as to one-third of the shares of Stock. This option cannot be revoked by Stockholder.

            SECTION 1.5 SUBSEQUENT OPTION PERIOD. The "Subsequent Option Period" shall begin on the first day of the twenty-seventh month from the date this Agreement is executed and shall end on the last day of the thirty-sixth month from the execution date of this Agreement.

            SECTION 1.6 EXERCISE OF CALL OPTION. Either Purchaser may exercise its Call Option by written notice to Stockholder at the address set forth in the Stock Purchase Agreement. On or before 10 business days from the date of such notice, such Purchaser shall pay the Stockholder for the Stock. The date of such payment is referred to as a "Call Option Closing." Stockholder agrees that, upon such payment, without further action on Stockholder's part, such Purchaser, will become the sole legal and beneficial owner of the Stock purchased. Stockholder covenants to sell and transfer to such Purchaser all right, title and interest in and to the Stock, free and clear of all liens, claims, charges, encumbrances, restrictions, liabilities, obligations, rights or interests of others of any kind. From and after the receipt of payment as set forth above, Stockholder shall cease to have any rights with respect to the Stock.


CREATION OF ESCROW ACCOUNT

            SECTION 1.7 DELIVERY OF STOCK TO ESCROW AGENT. Stockholder shall, within ninety days of the date hereof, deliver to _______________ (the "Escrow Agent") a certificate representing the shares of Stock subject to the Put Option and the Call Option. Such certificate shall be properly endorsed for transfer or accompanied by a stock power duly endorsed for transfer. Stockholder may, from time to time, substitute


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certificates representing an equivalent number of shares of the Stock with the endorsement or stock powers referred to above in substitution of the certificates then held in escrow pursuant to this Agreement.

            SECTION 1.8 RELEASE OF STOCK BY ESCROW AGENT. At any Put Option Closing or Call Option Closing, the Escrow Agent shall deliver to the Purchasers, free from any lien or encumbrance, a certificate representing the shares of Stock to which the Put Option or Call Option pertained and for which the Purchase Price was delivered to the Stockholder. At the expiration of the Subsequent Option Period, a certificate representing the shares of Stock, if any, not previously delivered to the Purchasers by the Escrow Agent under the terms of this Agreement shall be delivered by the Escrow Agent to the Stockholder, together with any corresponding stock power.

            SECTION 1.9 ADJUSTMENT IN OPTIONS. In the event that the outstanding shares of the Stock subject to either the Put Option or the Call Option are changed into or exchanged for a different number or kind of shares of ATC or other securities of ATC by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination or shares, Stockholder and the Escrow Agent shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Put Option or Call Option apply.


ADDITIONAL AGREEMENTS

            SECTION 1.10 ASSIGNMENT. This Agreement shall not be assigned by any party without the other parties' prior written consent. Notwithstanding the foregoing, this Agreement may be assigned without prior written notice or consent by IXC to Grumman Hill or GHI to IXC or to any Affiliate of IXC or Grumman Hill or entity which merges with or into IXC or Grumman Hill or acquires substantially all the assets of IXC or GHI, so long as the consideration to be received by Stockholder shall not be different from that contemplated hereunder.

            SECTION 1.11 NOTICES. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be given either by personal delivery or by nationally recognized overnight courier or by telecopier, and shall be deemed to have been given or made when personally delivered, one business day after delivered to a nationally recognized overnight courier, postage prepaid and receipt requested, or one business day after transmission by telecopier, receipt confirmed, addressed as set forth in the Stock Purchase Agreement.

            SECTION 1.12 ENTIRE AGREEMENT. This Agreement, together with the Stock Purchase Agreement and the related agreements in substantially the form of the exhibits to the Stock Purchase Agreement, constitutes the entire agreement between the parties and supersedes and cancels any and all prior agreements between the parties relating to the subject matter hereof.


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            SECTION 1.13 RULES OF CONSTRUCTION. This Agreement shall be construed as follows:

            (a) Except as otherwise defined in this Agreement, words shall be given their commonly understood meaning in agreements of this nature, except that accounting terms shall be given the meaning ascribed thereto by generally accepted accounting principles and interpretations;

            (b) This Agreement has been negotiated on behalf of the parties hereto with the advice of counsel and no general rule of contract construction requiring an agreement to be more stringently construed against the drafter or proponent of any particular provision shall be applied in construction of this Agreement;

            (c) The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement;

            (d) Throughout this Agreement, the masculine, feminine or neuter genders shall be deemed to include the masculine, feminine and neuter, and the singular and plural, and vice versa; and

            (e) All of the exhibits and schedules attached hereto are incorporated herein and made a part of this Agreement by reference thereto.

            SECTION 1.14 LAW GOVERNING. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, but not including the choice of law rules thereof.

            SECTION 1.15 WAIVER OF PROVISIONS. The terms, covenants, representations, warranties or conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement. The representations and warranties of ATC and the Stockholder contained in this Agreement or in any certificate or other document delivered pursuant hereto or in connection herewith prior to or at the Closing shall not be deemed waived or otherwise amended or modified by any investigation made by any party hereto.

            SECTION 1.16 SUCCESSORS. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of Purchasers and Stockholder. For the purpose of this Agreement, the term "successors" shall include but not be limited to heirs, legatees, and devisees.

            SECTION 1.17 COUNTERPARTS. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatory to the original or the same counterpart.


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            SECTION 1.18 SEVERABILITY. In the event that any provision in this
Agreement be held invalid or unenforceable, by a court of competent jurisdiction, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement, unless such provision goes to the essence of this Agreement in which case the entire Agreement may be declared invalid and not binding upon any of the parties.

            SECTION 1.19 COSTS AND EXPENSES. Each party shall pay all attorney fee's, accountant's fees and expenses incurred by it in connection with the proposed transaction. No party will retain any broker, finder or similar intermediary in connection with the proposed transaction and each party will indemnify the other parties from any commissions, finder's fees or similar obligations incurred by such party.


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first above written.


                                    IXC INTERNET SERVICES, INC.


                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                    GRUMMAN HILL INVESTMENTS III, L.P.


                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________


                                    NYSERNet.net, INC.


                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________


                                    STOCKHOLDER:

                                    ___________________________________________
                                    Name:____________________


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